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                                                                    Exhibit 99.1

                     THE CIT GROUP/EQUIPMENT FINANCING, INC.
                        CERTIFICATE OF SERVICING OFFICER



The undersigned certifies that he is a Vice President of The CIT Group/Equipment Financing, Inc., a corporation organized under the laws of Delaware ("CITEF"), and that as such he is duly authorized to execute and deliver this certificate on behalf of CITEF pursuant to Section 9.02 of the Pooling and Servicing Agreement, dated as of July 1, 2005(the "Agreement"), among CITEF, as Servicer, CIT Funding Company, L.L.C. as Depositor, CIT Financial USA, Inc., in its individual capacity, and CIT Equipment Collateral 2005-EF1, as Issuer (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that:

The Monthly Report for the period from November 1, 2005 to November 30, 2005 attached to this certificate is complete and accurate and in accordance with the requirements of Section 9.01 of the Agreement.


IN WITNESS WHEREOF, the undersigned has affixed hereunto his signature this 16th day of December 2005.



                                                 THE CIT GROUP/EQUIPMENT
                                                 FINANCING, INC.

                                                     /s/ Mark Carlson
                                                 -------------------------------
                                                 Name: Mark Carlson
                                                 Title: Senior Vice President